UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 15, 2004

Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2525 28th Street, Boulder, Colorado	80301

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	720-564-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K of Pharmion Corporation (the “Company”) dated October 15, 2004 is being filed to correct the inadvertent disclosure under Item 2.02 instead of Item 5.02 of certain changes to the composition of Company’s Board of Directors.

Item     5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 14, 2004, Mr. Jay Moorin resigned as a member of the Board of Directors of the Company to pursue other business interests. At the time of his resignation, Mr. Moorin also served as a member of the Audit Committee of the Board of Directors of the Company. To the Company’s knowledge, Mr. Moorin has no disagreement with any matter relating to the Company’s operations, policies or practices.

Concurrently with Mr. Moorin’s resignation, the Company’s Board of Directors elected Mr. Edward J. McKinley as a Class I director of the Company to serve until the Company’s 2007 Annual Meeting of Stockholders and thereafter until his successors is duly elected and qualified. Mr. McKinley will also serve on the Audit Committee of the Board of Directors of the Company.

A copy of the press release announcing these changes to the composition of Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item     9.01.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)		Not Applicable.

(b)		Not Applicable.

(c)		Exhibits:

99.1	–	Press Release dated October 15, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION

Date: 10-15-04	By:	/s/ Erle T. Mast

Erle T. Mast
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 15, 2004 announcing the retirement of Board Member Jay Moorin and the appointment of Ed McKinley to the Board of Directors.